Exhibit 10.26
November 2, 2005
Mr. W. Gene Musselman
Groot Haesebroekseweg 37
Wassenaar, 2243 ED
The Netherlands
Re: Contract Extension
Dear Gene:
     This letter sets forth our agreement to amend your Employment Letter effective April 19, 2000, (the “Letter”), between UnitedGlobalCom, Inc. (“United”), and yourself concerning your continued employment with United and your secondment to United Pan-Europe Communications N.V. (“UPC”), an indirect subsidiary of United, as amended by that certain addendum dated as of September 3, 2003 (the “Addendum” and together with the Letter, the “Agreement”).
     The terms and conditions of this letter shall be the same as those in the Agreement, except:
(i)	paragraph 3 of the Agreement titled “Term” is hereby amended in its entirety to read as follows:
3.	Term: Subject to the terms and conditions of this Agreement, the term of this Agreement will be for a period commencing on the Effective Date and ending December 31, 2009.
(ii)	paragraph 5 of the Addendum titled “Minimum Gain” is hereby deleted in its entirety and is no longer in effect.
     All other terms and conditions of the Agreement shall remain in full force and effect .
4643 South Ulster Street 13th Floor • Denver,CO 80237 USA • Main 303.220.6600 Fax 303.220.6601 • www.LGI.com

W. Gene Musselman
November 2, 2005

     If the foregoing amendment to the Agreement is satisfactory, please indicate your acceptance of the same by signing and returning three executed originals of this letter.

UNITED PAN-EUROPE COMMUNICATIONS N.V. (Host Company)		UNITEDGLOBALCOM, INC. (Employer)

By	/s/ Charles H.R. Bracken	By	/s/ Elizabeth M. Markowski

Name:	Charles H.R. Bracken	Name:	Elizabeth M. Markowski

Its:	Attorney-in-Fact	Its:	Senior Vice President

Date:	March 7, 2006	Date:	2-22-06

By	/s/ A.M. Tuijten

Name:	A.M. Tuijten

Its:	Attorney-in-Fact

Date:	March 7, 2006

ACCEPTED and AGREED:

/s/ W. Gene Musselman

W. Gene Musselman

(Employee)

Date	Feb 22, 2006